EXHIBIT 10.49

                                                            Royal Bank of Canada
                                                   Commercial Financial Services
                                                  6880 Financial Drive 2nd Floor
                                                    Mississauga, Ontario L5N 7Y5
                                                            Tel.: (905) 286-7292
                                                             Fax: (905) 286-7279
RBC LOGO OMITTED
August 21, 2009

PRIVATE AND CONFIDENTIAL

ESW CANADA INC.
335 Connie Crescent
Concord, Ontario
L4K 5R2

We refer to the agreement dated March 2, 2007 between ESW Canada Inc., as the Borrower, and Royal Bank of Canada, as the Bank, (the "AGREEMENT").

All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

The Agreement is amended as follows:

1. Under the Availability section, Facility #1 is amended by deleting "June 30, 2009" and by substituting "April 30, 2010".

CONDITIONS PRECEDENT
The effectiveness of this amendment is conditional upon receipt of a duly executed copy of this amending agreement.

COUNTERPART EXECUTION
This amending agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together constitute one and the same instrument.

All other terms and conditions outlined in the Agreement remain unchanged and in full force and effect.

This amending agreement is open for acceptance until September 18, 2009, after which date it will be null and void, unless extended in writing by the Bank.

ROYAL BANK OF CANADA

Per:
    --------------------------------
Name:
Title:

Agreed to and accepted this ______ day of ____________, 2009.
ESW CANADA INC.

Per:

Name:
Title:
Per:

Name:
Title:
I/We have the authority to bind the Borrower

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(R) Registered Trademark of Royal Bank of Canada